UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 13, 2016

PERNIX THERAPEUTICS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 793-2145
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03     Material Modifications to Rights of Security Holders.

The disclosure set forth under Items 5.03 and 8.01 below is incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

On October 13, 2016, Pernix Therapeutics Holdings, Inc. (the "Company") filed Articles of Amendment to the Company's charter (the "Articles of Amendment"), with the State Department of Assessments and Taxation of Maryland to effect a one-for-ten reverse stock split of the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Reverse Stock Split"). The Reverse Stock Split was duly approved by the Board of Directors of the Company without stockholder approval in accordance with the authority conferred by Section 2-309(e)(2) of the Maryland General Corporation Law and Article IV, Section 6 of the Company's charter. Pursuant to the Articles of Amendment, effective as of the close of business on October 13, 2016, each outstanding share of the Company's common stock, par value $0.01 per share, will automatically combine into 1/10th of share of common stock, par value $0.01 per share. Fractional share holdings will be rounded up to the nearest whole number. As a result of the Reverse Stock Split, the number of outstanding shares of common stock of the Company will be reduced to approximately 9.5 million shares.

Each stockholder's percentage ownership in the Company and proportional voting power remains unchanged after the Reverse Stock Split, except for minor changes resulting from the rounding up of fractional shares. The rights and privileges of stockholders are unaffected by the Reverse Stock Split. There was no change to the number of authorized shares of the Company's common stock as a result of the Reverse Stock Split.

The foregoing summary of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Majority Voting Policy

On October 13, 2016, the Board approved and adopted an amendment (the "Bylaw Amendment") to the Company's bylaws (the "Bylaws"). As part of the Bylaw Amendment, Article III, Section 7 of the Bylaws was amended to replace the current plurality-vote standard for uncontested director elections with a majority-vote standard, effective immediately. As a result, at each meeting of stockholders at which the election of a director is uncontested, a nominee will be elected as a director only if the number of votes cast "for" a nominee's election exceeds the number of votes cast "against" that nominee's election. Directors will continue to be elected by a plurality of the votes cast in contested elections. An election will be considered to be contested if the number of nominees exceeds the number of directors to be elected.

The Bylaw Amendment also provides that if an incumbent director is not re-elected due to his or her failure to receive a majority of the votes cast in an uncontested election, the director will promptly offer to tender his or her resignation as a director, subject to acceptance by the Board. The Nominating Committee of the Board (the "Nominating Committee") must make a recommendation to the Board as to whether to accept or reject such offer to resign, or whether other action should be taken with respect to such offer to resign. The Nominating Committee and the Board may consider any factors they deem appropriate and relevant in deciding whether to accept, reject or take other action with respect to any such offer to resign. The Board must publicly disclose within 90 days of certification of the stockholder vote its decision regarding whether to accept, reject or take other action with respect to such resignation in a press release, a periodic or current report filed with the Securities and Exchange Commission, or other public announcement. If any director's offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement or removal. If any director's offer to resign is accepted by the Board, then such director will thereupon cease to be a director of the Company, and the Board, in its sole discretion, may fill the resulting vacancy or may decrease the size of the Board pursuant to the Bylaws.

The foregoing summary of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 8.01     Other Events.

At the market opening on October 14, 2016, the Company's common stock will begin trading on The NASDAQ Stock Market on a post-split adjusted basis. The Company's trading symbol will remain unchanged, but the CUSIP number for the Company's registered common stock will be changed to 71426V 306. On October 13, 2016, the Company issued a press release announcing the Reverse Stock Split and the Bylaw Amendment. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

3.1	Articles of Amendment to the Company's Charter.

3.2	First Amendment to the Company's Bylaws.

99.1	Press release dated October 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: October 13, 2016	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Company's Charter.

3.2	First Amendment to the Company's Bylaws.

99.1	Press Release dated October 13, 2016.